UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 1, 2009

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2009, Carrier Enterprise, LLC (“Carrier Enterprise”), a subsidiary of Watsco, Inc. (the “Registrant”), entered into a secured three-year $75.0 million credit agreement (the “Credit Agreement”) with three lenders, Wells Fargo Bank, N.A. as Joint Lead Arranger, Joint Bookrunner and Administrative Agent (the “Administrative Agent”), J.P. Morgan Securities, Inc. as Joint Lead Arranger and Joint Bookrunner and J.P. Morgan Chase Bank, N.A., as Syndication Agent (the “Credit Facility”). Borrowings under the Credit Facility will be used by Carrier Enterprise for general corporate purposes, including working capital and permitted acquisitions.

The terms of the Credit Facility include a $15.0 million swing loan subfacility and a $5.0 million letter of credit subfacility. As of the date hereof, approximately $1.1 million of borrowings were outstanding under the Credit Facility.

The interest rate charged under the Credit Agreement varies depending on the types of advances or loans that Carrier Enterprise selects under the Credit Facility. Borrowings under the Credit Facility bear interest at primarily LIBOR-based rates plus a spread which ranges from 275 to 325 basis-points (LIBOR plus 300 basis-points as of the date hereof) depending upon Carrier Enterprise’s ratio of total debt to EBITDA. Carrier Enterprise pays a fixed commitment fee on the unused portion of the commitment of 50 basis-points. Alternatively, Carrier Enterprise has the option to elect to have borrowings under the Credit Facility bear interest at the higher of the prime rate announced by the Administrative Agent, the Federal Funds Rate plus 50 basis-points or a LIBOR-based rate plus 150 basis-points.

The Credit Facility is secured by all tangible and intangible assets of Carrier Enterprise. The Credit Agreement contains customary affirmative and negative covenants and warranties, including compliance with a monthly borrowing base certificate with advance rates on accounts receivable and inventory, two financial covenants with respect to Carrier Enterprise’s leverage and interest coverage ratios and limits the level of capital expenditures in addition to other restrictions. It also contains customary Events of Default (as defined in the Credit Agreement). If Carrier Enterprise experiences any Event of Default other than events of bankruptcy in its obligations under the Credit Facility, then, to the extent permitted in the Credit Agreement, the Administrative Agent may terminate the commitments under the Credit Facility and accelerate any outstanding loans. Upon events of bankruptcy, Carrier Enterprise’s obligation under the Credit Facility becomes immediately due and payable. Carrier Enterprise’s performance and payment obligations under the Credit Facility are guaranteed by its direct and indirect domestic subsidiaries.

Certain of the lenders party to the Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Carrier Enterprise and its subsidiaries and affiliates, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the Credit Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2009, the Registrant completed the formation of Carrier Enterprise, a joint venture with Carrier Corporation (“Carrier”), pursuant to the definitive purchase and contribution agreement dated May 3, 2009, as amended June 29, 2009, by and between Carrier and the Registrant and, executed an Operating Agreement of Carrier Enterprise (amended and restated) which establishes the manner in which Carrier Enterprise is to be managed (the “Agreements”). Carrier Enterprise will operate 110 locations in 20 states and Puerto Rico and serve over 19,000 air conditioning and heating contractors. The Registrant directly or indirectly owns 60% of Carrier Enterprise with options to purchase an additional 20% interest from Carrier within the next three to eight years. As discussed in Item 3.02 below, the Registrant issued 3,080,469 shares of common stock to Carrier and contributed 15 locations that presently sell Carrier-manufactured products as consideration for its 60% interest in the joint venture.

The foregoing description of the joint venture is qualified in its entirety by reference to the Agreements which are attached hereto as Exhibits 2.1, 2.2 and 10.2 which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

See the disclosures set forth in Item 1.01 above, the contents of which are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 1, 2009, in connection with the closing of the transaction discussed in Item 2.01 above, the Registrant entered into a Shareholder Agreement and issued 3,080,469 shares of unregistered common stock (2,985,685 shares of Common stock and 94,784 shares of Class B common stock) having a fair value of $147.0 million to Carrier. These shares were issued pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing description of the Shareholder Agreement is qualified in its entirety by reference to the Shareholder Agreement which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements of Carrier Enterprise are not being furnished in this Current Report on Form 8-K. In accordance with subsection 4 of this Item 9.01(a), such financial statements will be filed by amendment on Form 8-K/A by September 17, 2009.

(b)	Pro Forma Financial Information

The pro forma financial information of the Registrant and Carrier Enterprise is not being furnished in this Current Report on Form 8-K. In accordance with subsection 2 of this Item 9.01(b), such pro forma financial information will be filed by amendment on Form 8-K/A by September 17, 2009.

(d)	Exhibits

Exhibit Number	Description
2.1	Purchase and Contribution Agreement dated as of May 3, 2009 by and between Carrier Corporation and Watsco, Inc. (incorporated herein by reference to Exhibit 2.1 in Watsco, Inc.’s Current Report on Form 8-K dated May 3, 2009 and filed May 7, 2009).

2.2	Amendment to Purchase and Contribution Agreement dated as of June 29, 2009 by and between Carrier Corporation and Watsco, Inc.

10.1	Credit Agreement, dated as of July 1, 2009, by and among Carrier Enterprise, LLC, as Borrower, the Lenders From Time to Time Party Thereto, Wells Fargo Bank, N.A., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, J.P. Morgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner and J.P. Morgan Chase Bank, N.A. as Syndication Agent.

10.2	Operating Agreement of Carrier Enterprise, LLC (Amended and Restated), dated as of July 1, 2009.

10.3	Shareholder Agreement by and between Watsco, Inc. and Carrier Corporation dated as of July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: July 8, 2009	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Contribution Agreement dated as of May 3, 2009 by and between Carrier Corporation and Watsco, Inc. (incorporated herein by reference to Exhibit 2.1 in Watsco, Inc.’s Current Report on Form 8-K dated May 3, 2009 and filed May 7, 2009).

2.2	Amendment to Purchase and Contribution Agreement dated as of June 29, 2009 by and between Carrier Corporation and Watsco, Inc.

10.1	Credit Agreement, dated as of July 1, 2009, by and among Carrier Enterprise, LLC, as Borrower, the Lenders From Time to Time Party Thereto, Wells Fargo Bank, N.A., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, J.P. Morgan Securities, Inc., as Joint Lead Arranger and Joint Bookrunner and J.P. Morgan Chase Bank, N.A. as Syndication Agent.

10.2	Operating Agreement of Carrier Enterprise, LLC (Amended and Restated), dated as of July 1, 2009.

10.3	Shareholder Agreement by and between Watsco, Inc. and Carrier Corporation dated as of July 1, 2009.